Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the use of our name and our report dated January 8, 2015, in this Form 10-K, incorporated by reference into Kinder Morgan, Inc.'s previously filed Registration Statements on (i) Form S-3 (Nos. 333-200421 and 333-179812); (ii) Form S-3, converted from Form S-4, (No. 333-177895) and (iii) Form S-8 (Nos. 333-181782, 333-172808, 333-172606, 333-172584, 333-172582 and 333-172170).

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons
By:
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
February 18, 2015